EXHIBIT 32.1
CERTIFICATION
Pursuant to
18 U.S.C Section 1350 as Adopted Pursuant to Section 906
of the Sarbanes-Oxley Act of 2002
     Pursuant to 18 U.S.C. Section 1350 as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Minrad International, Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:
     The Quarterly Report on Form 10-QSB for the fiscal period ended March 31, 2007 (the Form 10-QSB) of the Company fully complies with the requirement of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 13, 2007	/s/ William H. Burns, Jr. William H. Burns, Jr.
Chairman and CEO (principal executive officer of Minrad International, Inc.)

Dated: November 13, 2007	/s/ William D. Rolfe

William D. Rolfe
Vice President Controller, Interim Chief Financial Officer (principal financial officer of Minrad International, Inc.)